 EXHIBITS

 Computation of per share earnings - Exhibit 11

                                          Three months ended                Nine months ended
                                             September 30,                     September 30,
                                      --------------------------       -----------------------
                                           1996        1995                1996        1995
                                      -------------  -----------       -----------  ----------
Average shares outstanding                 5,136,662   5,182,208          5,247,364   5,170,956
Average dilutive option shares               139,115     171,887            129,585     151,363
                                          ----------  ----------         ----------  ----------
Total average shares                       5,275,777   5,354,095          5,376,949   5,322,319
                                          ==========  ==========         ==========  ==========

Net income                                $3,041,000  $2,614,000         $8,855,000  $7,441,000
                                          ==========  ==========         ==========  ==========
Earnings per share                        $     0.58  $     0.49         $     1.65  $     1.40
                                          ==========  ==========         ==========  ==========


 Selected Financial Data - Exhibit 99

                                                  Three months ended           Nine months ended
                                                     September 30,               September 30,
                                                  -------------------          ------------------
                                                    1996       1995              1996      1995
                                                  --------   --------          --------   -------
Return on average assets (annualized)              1.16%       1.07%            1.15%       1.02%
Return on average equity (annualized)             12.94       11.60            12.41       11.37


                                       23